Exhibit 10.13.4
Summary of Continuing Employment Terms
Stuart Mackinnon (“Employee”)
October 24, 2022
Near Term Role
•General Manager of the ATM business with responsibility for development, product and operations. Reporting to Don Layden, President of NCR Banking.
Compensation
•A retention stay bonus of $500,000 payable on December 31, 2023 so long as Employee remains an employee of NCR through that date.
•An equity grant of $3 million on the date of the next general equity grant to executives of NCR, expected to include performance based equity shares with upside of up to 2x at grant price.
NCR Strategic Role Opportunity
•Opportunity to be one of the top 3 executives in ATMCo after spin, including CEO Or COO.
•Identity a current member of the Board of Directors of NCR to serve as a mentor in developing executive management skills and process.
•Retain an executive coach to provide developmental insights and feedback.

NCR Corporation
/s/ Michael D. Hayford______________
Michael D. Hayford
CEO

Employee
/s/ Stuart Mackinnon_________________
Stuart Mackinnon